Exhibit 4.23

FIRST SUPPLEMENTAL INDENTURE

dated as of January 1, 1993

to

TRUST INDENTURE

dated as of January 1, 1993

among

SITHE/INDEPENDENCE FUNDING CORPORATION

SITHE/INDEPENDENCE POWER PARTNERS, L.P.

and

IBJ SCHRODER BANK & TRUST COMPANY,

Trustee

FIRST SUPPLEMENTAL INDENTURE, dated as of January 1, 1993, to the Trust Indenture, dated as of January 1, 1993 (the “Original Indenture”), among SITHE/INDEPENDENCE FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, the “Company”), its executive office and mailing address being at 135 East 57th Street, 23rd Floor, New York, New York 10022, SITHE/INDEPENDENCE POWER PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), its executive office and mailing address being at 135 East 57th Street, 23rd Floor, New York, New York 10022 and IBJ SCHRODER BANK & TRUST COMPANY, a banking corporation organized under the laws of the State of New York (the “Trustee”), its corporate trust office and mailing address being at One State Street, New York, New York 10004.

WHEREAS, the Company, the Partnership and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of the Company’s Bonds (as defined in the Original Indenture) to be issued in one or more series;

WHEREAS, Sections 2.1, 2.3 and 13.1 of the Original Indenture provide, among other things, that the Company, the Partnership and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and provisions of Bonds of any series as permitted by Sections 2.1, 2.3 and 13.1 of the Original Indenture;

WHEREAS, the Company (i) desires the issuance of six separate series of Bonds to be designated as hereinafter provided and (ii) has requested the Trustee and the Partnership to enter into this First Supplemental Indenture for the purpose of establishing the designation, form, terms and provisions of the Bonds of such series;

WHEREAS, all action on the part of the Company necessary to authorize the issuance of said Bonds under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as supplemented by this first Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken; and

WHEREAS, all acts and things necessary to make said Bonds, when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture, the legal, valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the creation and issuance under the Indenture of said Bonds have in all respects been duly authorized, and the Company, in the exercise of the legal right and power vested in it, executes this First Supplemental Indenture and proposes to create, execute, issue and deliver said Bonds;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of, said Bonds, and in consideration of the acceptance of said Bonds by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms shall have the meanings specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Indenture.

“Bonds Due 2007” shall have the meaning ascribed thereto in Section 2.2(a) hereof.

“Bonds Due 2013” shall have the meaning ascribed thereto in Section 2.3(a) hereof.

“Bonds Due 2007, Series A” shall have the meaning ascribed thereto in Section 2.2(a) hereof.

“Bonds Due 2013, Series A” shall have the meaning ascribed thereto in Section 2.3(a) hereof.

“Exchange Bonds” shall mean, collectively, the Notes Due 2002, Series A, the Bonds Due 2007, Series A and the Bonds Due 2013, Series A to be issued under the Indenture in exchange for the Initial Bonds pursuant to the Exchange Offer.

“Exchange Offer” shall mean the offer by the Company, pursuant to an effective registration statement filed with the SEC, to exchange all of the Exchange Bonds for all of the outstanding Initial Bonds in accordance with the terms and provisions of the Registration Rights Agreement.

“Exchange Offer Consummation Date” shall mean the date on which the Exchange Offer is consummated in accordance with the terms and provisions of the Registration Rights Agreement.

“Initial Bonds” shall mean, collectively, the Notes Due 2002, the Bonds Due 2007 and the Bonds Due 2013, being issued under the Indenture and sold to the Initial Purchasers pursuant to the Purchase Agreement dated January 19, 1993, among the Company, the Partnership and the Initial Purchasers.

“Notes Due 2002” shall have the meaning ascribed thereto in Section 2.1(a) hereof.

“Notes Due 2002, Series A” shall have the meaning ascribed thereto in Section 2.1(a) hereof.

ARTICLE II

THE TERMS OF THE BONDS

SECTION 2.1. Terms of 7.90% Secured Notes Due 2002 and 7.90% Secured Notes Due 2002, Series A.

(a) There are hereby created two series of Bonds designated: (i) 7.90% Secured Notes Due 2002, in the aggregate principal amount of $157,793,000 (the “Notes Due 2002”), and (ii) 7.90% Secured Notes Due 2002, Series A, in an aggregate principal amount which at any time may not exceed (x) $157,793,000, or (y) $157,793,000, less the aggregate principal amount of Notes Due 2002 Outstanding (“Notes Due 2002, Series A”). The Notes Due 2002 may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.4 of the Original Indenture. On or prior to the Exchange Offer Consummation Date, the Company may execute and deliver to the Trustee, and upon delivery of a Company Order to the Trustee in accordance with the provisions of Section 2.4 of the Original Indenture, the Trustee shall authenticate and deliver the Notes Due 2002, Series A to be issued in connection with the Exchange Offer. Such Company Order shall specify the amount of the Notes Due 2002, Series A to be authenticated and the date on which such Notes are to be authenticated. The aggregate principal amount of the Notes Due 2002 together with Notes Due 2002, Series A outstanding at any time may not exceed $157,793,000, except as provided in the Original Indenture.

(b) The Notes Due 2002, if issued in definitive form, shall be substantially in the form of Schedule 1-A hereto and, if issued in the form of one or more Global Bonds, shall be substantially in the form of Schedule 1-B hereto, and each shall have and be subject to such other terms as provided in the Indenture.

(c) The forms of the Notes Due 2002, Series A shall be substantially identical to the forms of the Notes Due 2002, except that (i) the title of the Notes Due 2002, Series A shall be 7.90% Notes Due 2002, Series A, (ii) the three paragraphs of the legend appearing immediately beneath the title of the Notes Due 2002 in the definitive form and the first two paragraphs of the legend appearing immediately beneath the title of the Notes Due 2002 in the form of a Global Bond shall be omitted, (iii) the first sentence of the first paragraph of such forms shall read in its entirety as follows:

“SITHE/INDEPENDENCE FUNDING CORPORATION, a Delaware corporation (hereinafter called the “Company”, which term includes any successor or assign under the Trust Indenture referred to below), for value received hereby promises to pay to                                     , or its registered assigns, the Principal Amount set forth above, such payment to be made in semiannual installments on June 30 and December 30 of each year (commencing June 30, 1995) and ending on the Maturity Date set forth above, each such installment to be in an amount equal to the Principal Amount multiplied by the percentage set forth opposite the applicable payment date on Annex A attached hereto (provided that the portion of the Principal Amount remaining unpaid on the Maturity Date, together with all interest accrued thereon, shall in any and all cases be due and payable on the Maturity Date), and to pay interest on the unpaid portion of the Principal

Amount at the Interest Rate set forth above from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of the last interest payment made on the Notes Due 2002 (as defined in the First Supplemental Indenture) occurring prior to the Issue Date set forth above or, if no interest has been paid on the Notes Due 2002, from January 27, 1993 (provided, if the Issue Date is on or after a Regular Record Date and prior to the related Stated Maturity Date, the Company shall pay interest from the Stated Maturity Date immediately succeeding the Issue Date semiannually on June 30 and December 30 in each year commencing [insert first interest payment date immediately succeeding the Exchange Offer Consummation Date]), until the Principal Amount is paid in full or payment thereof is duly provided for.”

(iv) the eighteenth and nineteenth paragraphs of such forms shall be omitted, and (v) the first sentence of the third paragraph of such forms shall read in its entirety as follows: “This note is one of an authorized issue of Notes of the Company known as its 7.90% Secured Notes Due 2002, Series A (the “Notes”).”

SECTION 2.2. Terms of 8.50% Secured Bonds Due 2007 and 8.50% Secured Bonds Due 2007, Series A.

(a) There are hereby created two series of Bonds designated: (i) 8.50% Secured Bonds Due 2007, in the aggregate principal amount of $150,839,000 (the “Bonds Due 2007”), and (ii) 8.50% Secured Bonds Due 2007, Series A, in an aggregate principal amount which at any time may not exceed (x) $150,839,000 or (y) $150,839,000, less the aggregate principal amount of Bonds Due 2007 Outstanding (“Bonds Due 2007, Series A”). The Bonds Due 2007 may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.4 of the Original Indenture. On or prior to the Exchange Offer Consummation Date, the Company may execute and deliver to the Trustee, and upon delivery of a Company Order to the Trustee in accordance with the provisions of Section 2.4 of the Original Indenture, the Trustee shall authenticate and deliver the Bonds Due 2007, Series A to be issued in connection with the Exchange Offer. Such Company Order shall specify the amount of the Bonds Due 2007, Series A to be authenticated and the date on which such Notes are to be authenticated. The aggregate principal amount of the Bonds Due 2007 together with Notes Due 2007, Series A outstanding at any time may not exceed $150,839,000, except as provided in the Original Indenture.

(b) The Bonds Due 2007, if issued in definitive form, shall be substantially in the form of Schedule 2-A hereto and, if issued in the form of one or more Global Bonds, shall be substantially in the form of Schedule 2-B hereto, and each shall have and be subject to such other terms as provided in the Indenture.

(c) The forms of the Bonds Due 2007, Series A shall be substantially identical to the forms of the Bonds Due 2007, except that (i) the title of the Bonds Due 2007, Series A shall be 8.50% Bonds Due 2007, Series A, (ii) the three paragraphs of the legend appearing immediately beneath the title of the Bonds Due 2007 in the definitive form and the first two paragraphs of the legend appearing immediately beneath the title of the Bonds Due 2007 in the form of a Global Bond shall be omitted, (iii) the first sentence of the first paragraph of such forms shall read in its entirety as follows:

“SITHE/INDEPENDENCE FUNDING CORPORATION, a Delaware corporation (hereinafter called the “Company”, which term includes any successor or assign under the Trust Indenture referred to below), for value received hereby promises to pay to                                     , or its registered assigns, the Principal Amount set forth above, such payment to be made in semiannual installments on June 30 and December 30 of each year (commencing June 30, 2003) and ending on the Maturity Date set forth above, each such installment to be in an amount equal to the Principal Amount multiplied by the percentage set forth opposite the applicable payment date on Annex A attached hereto (provided that the portion of the Principal Amount remaining unpaid on the Maturity Date, together with all interest accrued thereon, shall in any and all cases be due and payable on the Maturity Date), and to pay interest on the unpaid portion of the Principal Amount at the Interest Rate set forth above from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of the last interest payment made on the Bonds Due 2007 as defined in the First Supplemental Indenture) occurring prior to the Issue Date set forth above or, if no interest has been paid on the Bonds Due 2007, from January 27, 1993 (provided, if the Issue Date is on or after a Regular Record Date and prior to the related Stated Maturity Date, the Company shall pay interest from the Stated Maturity Date immediately succeeding the Issue Date semiannually on June 30 and December 30 in each year commencing [insert first interest payment date immediately succeeding the Exchange Offer Consummation Date]), until the Principal Amount is paid in full or payment thereof is duly provided for.”

(iv) the eighteenth and nineteenth paragraphs of such forms shall be omitted, and (v) the first sentence of the third paragraph of such forms shall read in its entirety as follows: “This bond is one of an authorized issue of Bonds of the Company known as its 8.50% Secured Bonds Due 2007, Series A (the “Bonds”).”

SECTION 2.3. Terms of 9.00% Secured Bonds Due 2013 and 9.00% Secured Bonds Due 2013, Series A.

(a) There are hereby created two series of Bonds designated: (i) 9.00% Secured Bonds Due 2013, in the aggregate principal amount or $408,609,000 (the “Bonds Due 2013”), and (ii) 9.00% Secured Bonds Due 2013, Series A, in an aggregate principal amount which at any time may not exceed (x) $408,609,000, or (y) $408,609,000, less the aggregate principal amount of Bonds Due 2013 Outstanding (“Bonds Due 2013, Series A”). The Bonds Due 2013 may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.4 of the Original Indenture. On or prior to the Exchange Offer Consummation Date, the Company may execute and deliver to the Trustee, and upon delivery of a Company Order to the Trustee in accordance with the provisions of Section 2.4 of the Original Indenture, the Trustee shall authenticate and deliver the Bonds Due 2013, Series A to be issued in connection with the Exchange Offer. Such Company Order shall specify the amount of the Bonds Due 2013, Series A to be authenticated and the date on which such Notes are to be authenticated. The aggregate principal amount of the Bonds Due 2013 together with Notes Due 2013, Series A outstanding at any time may not exceed $408,609,000, except as provided in the Original Indenture.

(b) The Bonds Due 2013, if issued in definitive form, shall be substantially in the form of Schedule 3-A hereto and, if issued in the form of one or more Global Bonds, shall be substantially in the form of Schedule 3-B hereto, and each shall have and be subject to such other terms as provided in the Indenture.

(c) The forms of the Bonds Due 2013, Series A shall be substantially identical to the forms of the Bonds Due 2013, except that (i) the title of the Bonds Due 2013, Series A shall be 9.00% Bonds Due 2013, Series A, (ii) the three paragraphs of the legend appearing immediately beneath the title of the Bonds Due 2013 in the definitive form and the first two paragraphs of the legend appearing immediately beneath the title of the Bonds Due 2013 in the form of a Global Bond shall be omitted, (iii) the first sentence of the first paragraph of such forms shall read in its entirety as follows:

“SITHE/INDEPENDENCE FUNDING CORPORATION, a Delaware corporation (hereinafter called the “Company”, which term includes any successor or assign under the Trust Indenture referred to below), for value received hereby promises to pay to                                     , or its registered assigns, the Principal Amount set forth above, such payment to be made in semiannual installments on June 30 and December 30 of each year (commencing December 30, 2007) and ending on the Maturity Date set forth above, each such installment to be in an amount equal to the Principal Amount multiplied by the percentage set forth opposite the applicable payment date on Annex A attached hereto (provided that the portion of the Principal Amount remaining unpaid on the Maturity Date, together with all interest accrued thereon, shall in any and all cases be due and payable on the Maturity Date), and to pay interest on the unpaid portion of the Principal Amount at the Interest Rate set forth above, from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of the last interest payment made on the Bonds Due 2013 (as defined in the First Supplemental Indenture) occurring prior to the Issue Date set forth above or, if no interest has been paid on the Bonds Due 2013, from January 27, 1993 (provided, if the Issue Date is on or after a Regular Record Date and prior to the related Stated Maturity Date, the Company shall pay interest from the Stated Maturity Date immediately succeeding the Issue Date, semiannually on June 30 and December 30 in each year commencing [insert first payment date immediately succeeding the Exchange Offer Consummation Date]), until the Principal Amount is paid in full or payment thereof is duly provided for.”

(iv) the eighteenth and nineteenth paragraphs of such forms shall be omitted, and (v) the first sentence of the third paragraph of such forms shall read in its entirety as follows: “This bond is one of an authorized issue of Bonds of the Company known as its 9.00% Secured Bonds Due 2013, Series A (the “Bonds”).”

SECTION 2.4. Interest and Principal.

Each Bond of a series created hereby shall bear interest on the unpaid principal amount thereof from time to time outstanding from the date thereof until such amount is paid in full at the rate of interest set forth in the forms of such series attached hereto. The principal amount of each Bond of a series shall be due and payable in installments as set forth in the form of Bond of such series attached hereto.

Payment of principal of and interest on each Bond shall be made, if the Company so elects, by check mailed to the Holder at his registered address or otherwise as provided in Section 2.10 of the Original Indenture except that payment of principal shall be made on the due date therefor to the account of the Holder as such account shall appear in the Security Register, which shall be payable upon presentation and surrender of the Bond at the corporate trust office of the Trustee.

SECTION 2.5. Redemption.

(a) Optional Redemption. The Bonds are not subject to optional redemption.

(b) Mandatory Redemption. Subject to the provisions of Section 7.3 of the Original Indenture, the Bonds are subject to mandatory redemption under certain conditions, on the terms set forth in the Original Indenture.

SECTION 2.6. Exchange Offer.

Any Initial Bonds which are presented to the Security Registrar for exchange pursuant to an Exchange Offer shall be exchanged for Exchange Bonds of equal principal amount upon surrender to the Security Registrar of the Initial Bonds to be exchanged; provided, however, that the Initial Bonds so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar, duly executed by the Holder thereof or his attorney who shall be duly authorized in writing to execute such document. Whenever any Initial Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver to the Registrar, the same aggregate principal amount of Exchange Bonds that have been surrendered.

SECTION 2.7. Restrictions on Transfer and Exchange of Initial Bonds.

All Initial Bonds issued hereunder and all Bonds (other than Exchange Bonds) issued upon registration of transfer of, or in exchange for, such Bonds, shall be restricted securities (“Restricted Securities”) (within the meaning of Rule 144 under the Securities Act) and shall be subject to the restrictions on transfer provided in the legend set forth on the Initial Bonds, unless such restrictions on transfer shall be waived by the written consent of the Company. In addition, in the event that a Restricted Security is sold outside the United States in compliance with Rule 904 under the Securities Act, any Bond or Bonds (other than Exchange Bonds) issued upon registration of transfer of such Restricted Security shall continue to bear the legend set forth on the face of the Restricted Security, until such time as the transfer restrictions applicable to such Restricted Security shall cease and terminate as described below. The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer. All Restricted Securities shall bear the legend set forth on the Initial Bonds.

Whenever any Restricted Security is presented or surrendered for registration of transfer or exchange for a Bond registered in a name other than that of the Holder, such Restricted Security must be accompanied by (i) a certificate in substantially the form set forth in Exhibit A hereto, dated the date of such surrender and signed by such Holder, as to compliance with such restrictions on transfer, upon which the Security Registrar and Trustee may rely as to its accuracy with respect to such Holder and (ii) if requested by the Company after consultation with the Security Registrar (which the Security Registrar shall initiate), an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company, the Security Registrar and the Trustee and in form and substance satisfactory to the Company to the effect that such transfer has been made in compliance with an applicable exemption from the registration requirements of the Securities Act. The Security Registrar shall not be required to accept for registration of transfer or exchange any Restricted Security not so accompanied by a properly completed certificate and, if requested by the Company, an opinion of counsel.

Notwithstanding the foregoing, a properly completed certificate or opinion of counsel shall not be required in connection with any transfer of any Restricted Security through the facilities of the Registered Depositary or any other United States securities clearance and settlement organization, provided that such transfer does not require a change in the name (other than to another nominee of the Registered Depositary or such other securities clearance and settlement organization) in which such Restricted Security is then registered.

The restrictions imposed by this Section upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 under the Securities Act (or any successor provision thereto), unless the Holder thereof is an affiliate of the Company within the meaning of Rule 144 (or such successor provision). Any Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar or Trustee in accordance with the provisions of this Section (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144 (or any successor provision), by an opinion of counsel having substantial experience in practice under the Securities Act, and otherwise reasonably acceptable to the Company, addressed to the Company, the Registrar and the Trustee and in form acceptable to the Company, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 (or such successor provision)), be exchanged for a new Bond, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by the Bonds. The Company shall promptly inform the Security Registrar and the Trustee in writing of the effective date of any registration statement registering the Bonds under the Securities Act. The Security Registrar and the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

As used in the preceding two paragraphs of this Section, the term “transfer” encompasses any sale, transfer or other disposition of any Bonds referred to herein except for transfers from any Holder to an Affiliate of such Holder; provided, that such transferring Holder shall deliver a letter to the Trustee stating that the transferee is an Affiliate of such Holder. The Trustee shall be entitled to rely on and be fully protected in its reliance on such letter.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Execution of Supplemental Indenture.

This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

SECTION 3.2. Concerning the Trustee.

The Trustee shall not be responsible in any manner for or with respect to the validity or sufficiency of this First Supplemental Indenture, or the due execution hereof by the Company or the Partnership, or for or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by the Company and the Partnership.

SECTION 3.3. Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.4. GOVERNING LAW.

THIS FIRST SUPPLEMENTAL INDENTURE AND EACH BOND ISSUED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SITHE/INDEPENDENCE FUNDING CORPORATION

By:	/s/ Bruce J. Wrobel
	Name:	Bruce J. Wrobel
	Title:	Executive Vice President

SITHE/INDEPENDENCE POWER PARTNERS, L.P.

By:	SITHE/INDEPENDENCE, INC., its general partner

By:	/s/ Bruce J. Wrobel
	Name:	Bruce J. Wrobel
	Title:	Executive Vice President

IBJ SCHRODER BANK & TRUST COMPANY, Trustee

By:	/s/ Emma Colageo-Milea
	Name:	Emma Colageo-Milea
	Title:	Assistant Vice President